Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Third Quarter 2013 Financial Results

Houston, TX—(BUSINESS WIRE) — November 5, 2013 — Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the third quarter ended September 30, 2013.

Highlights for the 13-week third quarter of 2013 were as follows:

•                  Total revenues were $227.6 million, including $87.4 million associated with Macaroni Grill, which was acquired on April 9, 2013;

•                  On a comparable 13-week basis, system-wide comparable restaurant sales increased 3.3% at Joe’s Crab Shack and increased 4.0% at Brick House Tavern + Tap. Comparable sales decreased 2.7% at Macaroni Grill;

•                  Net loss and net loss per share were $1.9 million and $0.08, respectively;

•                  Adjusted net loss and adjusted net loss per share (which are non-GAAP financial measures) were $1.0 million and $0.04, respectively; and

•                  Four new Joe’s Crab Shack restaurants opened during the third quarter of 2013.

Beginning with the first quarter of fiscal 2013, the Company adjusted its quarterly reporting calendar to four 13-week operating periods. Previously, the first three quarters of the Company’s fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks. As a result, financial results for the 13-week quarter ended September 30, 2013 may not be directly comparable to those of the corresponding 12-week quarter ended September 10, 2012.  However, we are able to recast revenues for the third quarter of 2012 on a 13-week basis.

“We’re pleased with our continued top-line momentum at Joe’s Crab Shack and are equally excited about the strong performance at Brick House Tavern + Tap,” said Ray Blanchette, CEO of Ignite Restaurant Group. “The strong comparable sales growth at both of our legacy brands during the quarter was driven by solid gains in traffic, which is particularly gratifying given the overall casual dining sales challenges. Additionally, we continue to work diligently towards improving sales and margins at Macaroni Grill.  While there is much left to do to reach our expectations, we continue to make tangible progress.”

Blanchette added, “Our development strategy continues to bear fruit allowing us not only to take advantage of new sites, but to manage our real estate portfolio for maximum benefit through conversions and we are pleased with the results of our recent openings. We also signed our first Brick House Tavern + Tap franchise development agreement during the quarter. Our brands are distinct and differentiated and we remain excited about the growth in front of our Company, and the ongoing opportunity to create value for our shareholders.”

Review of Third Quarter 2013 Operating Results

Total revenues were $227.6 million in the 13-week third quarter of 2013.  Total revenues in the 12-week third quarter of 2012 were $129.1 million. Adjusting 2012 revenues to a comparable 13-week quarterly reporting period, total revenues in the third quarter of 2013 increased approximately $97.4 million, or 74.8%. The increase was driven by the acquisition of the Macaroni Grill restaurants, new restaurant development and a 3.4% increase in comparable restaurant sales associated with the Company’s legacy concepts when comparing the thirteen weeks ending September 30, 2013 to the comparable thirteen week period in the prior year.

•                  Revenues at Joe’s Crab Shack were $128.0 million during the third quarter of 2013 versus $118.9 million in the comparable 13 weeks of the prior year. Comparable restaurant sales at Joe’s Crab Shack increased 3.3%.

•                  Revenues at Brick House Tavern + Tap were $12.2 million in the third quarter of 2013 compared to $11.3 million in the comparable 13 weeks of the prior year.  Comparable restaurant sales at Brick House Tavern + Tap increased 4.0%.

•                  Revenues at Macaroni Grill were $87.4 million, which included $690 thousand in royalty income. Comparable restaurant sales at Macaroni Grill decreased 2.7%.

Net loss for the 13-week third quarter of 2013 was $1.9 million, or $0.08 per diluted share. The Company’s net loss for the third quarter of 2013 included approximately $0.8 million of acquisition related costs in connection with the acquisition of Macaroni Grill; an approximate $0.6 million loss on the disposal of fixed assets related to restaurant conversions, remodels and closures; approximately $0.5 million of expenses related to a proposed secondary stock offering and a $0.3 million gain on an insurance settlement. Excluding the impact of these items, adjusted net loss and adjusted net loss per diluted share (which are non-GAAP financial measures) were $1.0 million and $0.04, respectively, in the 13-week third quarter of 2013. Net income for the 12-week third quarter of 2012 was $8.9 million, or $0.35 per diluted share. Adjusting primarily for professional fees and associated expenses in conjunction with the restatement of the Company’s financial statements, adjusted net income and adjusted net income per diluted share in the 12-week third quarter of 2012 was $9.6 million and $0.37, respectively. A reconciliation between GAAP net income (loss) and adjusted net income (loss) is included in the accompanying financial data.

Development

During the third quarter of 2013, the Company opened four Joe’s Crab Shack restaurants — in Harlem, NY, Brick, NJ, Newark, NJ and Westbury, NY. Two Joe’s Crab Shack restaurants were closed during the quarter, with one to be converted to a Brick House Tavern + Tap and four Macaroni Grill restaurants were closed, with two to be converted to Brick House Tavern + Tap restaurants. Subsequent to the end of the third quarter, two Brick House Tavern + Tap restaurants were opened in Houston, TX (a conversion from a Joe’s Crab Shack) and San Antonio, TX (a conversion from a Macaroni Grill).  Additionally, three Macaroni Grill restaurants were closed after the end of the third quarter that were each at the end of their lease term.  As of November 5, 2013, the Company has opened 12 restaurants in fiscal 2013.  For the remainder of the fiscal year, we expect to open as many as two more restaurants, including one new Brick House and one Brick House converted from a Macaroni Grill.

Conference Call

We will host a conference call to discuss our third quarter financial results today at 5:00 PM Eastern Standard Time.  Hosting the call will be Ray Blanchette, Chief Executive Officer, and Michael Dixon, President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing 888-215-6895 or for international callers by dialing 913-312-1411. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 1552756. The replay will be available until November 12, 2013. The call will also be webcast live from the Company’s website at www.igniterestaurants.com under the investor relations section.

About Ignite Restaurant Group

At the end of the third quarter 2013, Ignite Restaurant Group, Inc. owned and operated 136 Joe’s Crab Shacks, 16 Brick House Tavern + Taps and 182 Romano’s Macaroni Grills, and franchised 24 Romano’s Macaroni Grills within the United States and foreign countries. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Examples of forward-looking statements and beliefs in this press release include those related to our planned new restaurant openings and conversions, our vision for the Romano’s Macaroni Grill Concept, and our efforts to demonstrate progress in improving our results of operations during the remainder of the year.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2012 as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2013 (which can both be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

With the change in our fiscal quarters, as noted above, the third quarter and year-to-date period of 2013 represent 13 and 39 weeks of activity, respectively, while the third quarter and year-to-date period of 2012 represent only 12 and 36 weeks of activity, respectively.  As such, the quarter and year-to-date periods of each year are not comparable. We did not believe it was practicable to recast the prior year quarter and year-to-date periods to 13 and 39 weeks, respectively. The only financial information that we were able to recast on a 13-week basis for the third quarter of 2012 and 39-week basis for the year-to-date period was revenues. We are also able to report restaurant operating weeks and change in comparable restaurant sales for the comparable 13-week and 39-week periods of fiscal year 2012. We believe it is impracticable to recast other financial information because we do not have weekly cutoff procedures that would allow us to distribute expenses or cash flows to the appropriate periods in order to report the prior year on a 13-week and 39-week basis.

The following table presents the consolidated statement of operations for the thirteen and thirty-nine weeks ended September 30, 2013 and the twelve and thirty-six weeks ended September 10, 2012:

Consolidated Statements of Operations	Thirteen Weeks Ended September 30, 2013		Twelve Weeks Ended September 10, 2012
	(In thousands, except percent and per share data)

Revenues	$227,626	100.0%	$129,137	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	69,191	30.4%	40,363	31.3%
Labor expenses	69,925	30.7%	33,411	25.9%
Occupancy expenses	19,995	8.8%	8,196	6.3%
Other operating expenses	47,992	21.1%	21,996	17.0%
General and administrative	13,825	6.1%	7,374	5.7%
Depreciation and amortization	7,506	3.3%	4,404	3.4%
Pre-opening costs	1,480	0.7%	551	0.4%
Restaurant impairments and closures	220	0.1%	27	0.0%
Loss on disposal of property and equipment	1,165	0.5%	180	0.1%
Total costs and expenses	231,299	101.6%	116,502	90.2%
Income (loss) from operations	(3,673)	(1.6)%	12,635	9.8%
Interest expense, net	(1,335)	(0.6)%	(1,229)	(1.0)%
Gain on insurance settlements	300	0.1%	—	0.0%
Income (loss) before income taxes	(4,708)	(2.1)%	11,406	8.8%
Income tax expense (benefit)	(2,771)	(1.2)%	2,481	1.9%
Net income (loss)	$(1,937)	(0.9)%	$8,925	6.9%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted	$(0.08)		$0.35
Weighted average shares outstanding
Basic	25,632		25,624
Diluted	25,632		25,627

Consolidated Statements of Operations	Thirty-Nine Weeks Ended September 30, 2013		Thirty-Six Weeks Ended September 10, 2012
	(In thousands, except percent and per share data)

Revenues	$573,998	100.0%	$352,453	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	172,277	30.0%	110,450	31.3%
Labor expenses	173,297	30.2%	93,428	26.5%
Occupancy expenses	47,445	8.3%	23,445	6.7%
Other operating expenses	117,835	20.5%	60,219	17.1%
General and administrative	40,727	7.1%	21,641	6.1%
Depreciation and amortization	19,675	3.4%	12,553	3.6%
Pre-opening costs	4,048	0.7%	3,509	1.0%
Restaurant impairments and closures	251	0.0%	133	0.0%
Loss on disposal of property and equipment	1,557	0.3%	440	0.1%
Total costs and expenses	577,112	100.5%	325,818	92.4%
Income (loss) from operations	(3,114)	(0.5)%	26,635	7.6%
Interest expense, net	(3,471)	(0.6)%	(5,994)	(1.7)%
Gain on insurance settlements	600	0.1%	217	0.1%
Income (loss) before income taxes	(5,985)	(1.0)%	20,858	5.9%
Income tax expense (benefit)	(3,771)	(0.7)%	4,562	1.3%
Net income (loss)	$(2,214)	(0.4)%	$16,296	4.6%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted	$(0.09)		$0.73
Weighted average shares outstanding
Basic	25,627		22,312
Diluted	25,627		22,313

Selected Consolidated Balance Sheet Information	September 30, 2013	December 31, 2012
	(In thousands)
Cash and cash equivalents	$1,119	$6,929
Total assets	339,094	201,438
Long term debt (including current portion)	126,775	45,000
Total liabilities	233,791	95,221
Total stockholders’ equity	105,303	106,217

	Thirteen Weeks Ended	Twelve Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Six Weeks Ended
	September 30, 2013	September 10, 2012	September 30, 2013	September 10, 2012

Selected Other Data:
Restaurants opened during the period	4	2	10	10
Number of restaurants open (end of period):
Joe’s Crab Shack	136	129	136	129
Brick House Tavern + Tap	16	16	16	16
Romano’s Macaroni Grill	182	—	182	—
Total restaurants	334	145	334	145
Restaurant operating weeks(1)
Joe’s Crab Shack	1,740	1,535	5,144	4,472
Brick House Tavern + Tap	208	192	604	576
Romano’s Macaroni Grill(2)	2,391	—	4,623	—
Average weekly sales (in thousands)
Joe’s Crab Shack	$74	$71	$71	$72
Brick House Tavern + Tap	$59	$54	$60	$55
Romano’s Macaroni Grill(2)	$36	—	$37	—
Change in comparable restaurant sales(3)
Joe’s Crab Shack	3.3%	0.1%	0.8%	2.7%
Brick House Tavern + Tap	4.0%	3.8%	4.8%	2.5%
Romano’s Macaroni Grill(2)	(2.7)%	—	(5.1)%	—
Total	0.7%	0.4%	(1.0)%	2.7%

(1)         On a thirteen week comparable quarter for 2012, restaurant operating weeks would have been 1,668 and 208 for the thirteen weeks ended October 1, 2012, and 4,859 and 624 for the thirty-nine weeks ended October 1, 2012 for Joe’s Crab Shack and Brick House Tavern + Tap, respectively.

(2)         Activity for Romano’s Macaroni Grill commenced from the acquisition date of April 9, 2013.

(3)         Comparable restaurant sales for the third quarter of 2013 compares the thirteen weeks ended September 30, 2013 to the comparable thirteen-week period of 2012. Comparable restaurant sales for the first three quarters of 2013 compares the thirty-nine weeks ended September 30, 2013 to the comparable thirty-nine-week period of 2012.

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanations of these non-GAAP financial measures, including a discussion of the usefulness and purpose of each measure, in its Form 8-K filed with the Securities and Exchange Commission on November 5, 2013.

	Thirteen Weeks Ended	Twelve Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Six Weeks Ended
	September 30, 2013	September 10, 2012	September 30, 2013	September 10, 2012
	(In thousands, except per share data)
Net income (loss) - GAAP	$(1,937)	$8,925	$(2,214)	$16,296
Adjustments:
Acquisition-related expenses	832	—	6,035	—
IPO-related expenses	—	—	—	1,864
Proposed secondary offering expenses	459	—	759	—
Write-off of debt issuance costs	—	—	483	1,054
Loss on disposal of fixed assets related to conversion, remodels and closures	633	—	633	—
Nonrecurring recruitment and training expenses	—	—	327	—
Restatement expenses	—	1,048	—	1,048
Gain on insurance settlements	(300)	—	(600)	(217)
Income tax effect of adjustments above	(639)	(411)	(2,676)	(1,472)
Adjusted net income (loss) - non-GAAP	$(952)	$9,562	$2,747	$18,573

Weighted average shares outstanding (GAAP)
Basic	25,632	25,624	25,627	22,312
Diluted	25,632	25,627	25,634	22,313
Net income (loss) per share (GAAP)
Basic and diluted	$(0.08)	$0.35	$(0.09)	$0.73
Pro forma weighted average shares outstanding (non-GAAP)
Basic and diluted (1)				25,624
Adjusted pro forma net income per share (non-GAAP)
Basic and diluted(1)				$0.72
Adjusted net income (loss) per share (non-GAAP)
Basic and diluted	$(0.04)	$0.37	$0.11

(1) Reflects 6.4 million shares of common stock issued in the IPO as if it occurred at the beginning of fiscal year 2012.